UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

MOJO ORGANICS, INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hudson Street, 21st Floor

Jersey City, New Jersey

(Address of principal executive offices) (zip code)

(201) 633-6519

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On April 1, 2015, the size of the Board of Directors was increased from four to five and Robert Kaufman was appointed as a director of MOJO Organics, Inc. (the “Company”). There is no understanding or arrangement between Mr. Kaufman and any other person pursuant to which Mr. Kaufman was selected as a director of the Company.  Mr. Kaufman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Since January 1, 2013, Mr. Kaufman has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Since 2012, Mr. Kaufman has served as the General Manager of Woodstock Farms Manufacturing. Woodstock Farms is a natural and organic food manufacturer with over 250 products in ten categories selling to the natural and organic sector. Woodstock Farms is a division of United Natural Foods, Inc., a NASDAQ listed company with over $6 billion in annual revenue.  From 1985 to 2011, Mr. Kaufman served in sales management roles at Performance Food Group, including Director of Special Segment Accounts.  Performance Food Group is a broad line food distributor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO ORGANICS, INC.

Date: April 2, 2015	By:	/s/ Glenn Simpson
Glenn Simpson
Chief Executive Officer